Exhibit 99

Press Release

Horizon Offshore Files Notification of Delayed Filing with the Securities and Exchange Commission for its Quarterly Report on Form 10-Q

Tuesday May 11, 2004, 5:00 am ET

HOUSTON, May 11, 2004 -- Horizon Offshore, Inc. (NasdaqNM:HOFF ) announced that it will file notification of delayed filing today with the Securities and Exchange Commission on Form 12b-25 for its quarterly report on Form 10-Q for the quarter ended March 31, 2004 because it was not able to complete its interim financial statements by the filing deadline of May 10, 2004. The Company will file its quarterly report on Form 10-Q on or before May 17, 2004.

Horizon and its subsidiaries provide marine construction services for the offshore oil and gas industry in the U.S. Gulf of Mexico, West Africa, Southeast Asia, and Latin America. The Company's fleet is used to perform a wide range of marine construction activities, including installation of marine pipelines to transport oil and gas and other sub sea production systems, and the installation and abandonment of production platforms.

This press release contains certain forward-looking statements within the meaning of the Private Securities Reform Act of 1995, which involve known and unknown risk, uncertainties and other factors. Among the factors that could cause actual results to differ materially are: the Company's substantial amount of debt, high reliance on external sources of financing and improved cash flow to meet its obligations and reduce its existing debt, resolution of the Company's outstanding claims against Pemex and others; industry conditions and volatility; prices of oil and gas; the Company's ability to obtain and the timing of new projects; changes in competitive factors; and other material factors that are described from time to time in the Company's filings with the Securities and Exchange Commission.

Actual events, circumstances, effects and results may be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Consequently, the forward-looking statements often identified with words like ``should'', ``expects'', ``believes'', ``anticipates'', ``may'', ``could'', etc., contained herein should not be regarded as representations by Horizon or any other person that the projected outcomes can or will be achieved.

Contact:

Horizon Offshore, Inc.
David W. Sharp
(713) 361-2630